Exhibit 10.4

NOTE REPAYMENT AND WARRANT AMENDMENT AGREEMENT

THIS NOTE REPAYMENT AND WARRANT AMENDMENT AGREEMENT (“Agreement”) is entered into as of February 25, 2020, by and between Conversion Labs, Inc., a Delaware corporation (the “Company”), and Alpha Capital Anstalt (the “Holder”). The Company and the Holder may each hereinafter be referred to individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement (as amended from time to time, the “Purchase Agreement”), dated as of May 29, 2018, by and among the Company and certain investors including the Holder, the Company issued to the Holder (i) that certain Convertible Note (the “Note”), dated as of May 29, 2018, in the aggregate principal amount of $450,000, and (ii) that certain Common Stock Purchase Warrant (the “Warrant”), dated as of May 29, 2018 for the purchase of up to 1,956,522 shares of the Company’s common stock at an exercise price of $0.28 per share, none of which have been issued as of the date of this Agreement; and

WHEREAS, in consideration of the payment by the Company to the Holder of US$224,145.23 (the “Note Repayment”), the Holder and the Company wish to deem all monetary amounts representing principal, interest and liquidated damages, if any, fully paid, and enter into this Agreement which provides for certain revisions to the Warrant and waive anti-dilution adjustments which are required as of and including the date of the Warrant Amendment (but not thereafter) except as described in this Agreement.

Uppercase terms employed herein shall have the meanings attributed to such terms in the Purchase Agreement, Note and Warrant.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Warrant Amendment and Note Repayment.

(a) Within three (3) Business Days after the date of this Agreement, the Company will transmit to Holder pursuant to the electronic funds transfer coordinates set forth on Exhibit A hereto, the Note Repayment in immediately available funds. Within five (5) Business Days after receipt by Holder of the Note Repayment, the Holder shall surrender the Note to the Company for cancellation. Upon the receipt by Holder of the Note Repayment, all monetary obligations of the Company under the Note for principal, interest and liquidated damages, if any, shall be canceled and extinguished. In the event the Note Repayment is not timely made, Holder shall have the option to reinstate the Note or enforce this Agreement with respect to the Note.

(b) In order to effectuate the automatic reduction of the Exercise Price pursuant to Section 3(e)(v) of the Warrant, the Exercise Price of the Warrant shall be $0.135. As a result of the reduction of the Exercise Price and the application of Section 3(h) of the Warrant, the amount of Warrant Shares that may be purchased upon exercise of the Warrant after giving effect to the foregoing is increased to 4,057,972 Shares, determined by dividing the initial aggregate Exercise Price of the Warrant ($547,826.16) by the deemed Exercise price of $0.135.

(c) The Company acknowledges and agrees that the holding period of the Warrant, and derivatively the Warrant Shares for purposes of Rule 144 under the Securities Act of 1933, as amended, tacks back to the Issuance Date of May 29, 2018, and is unaffected by the terms of this Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the Warrant Amendment and the Refill Warrant, and the performance of all obligations hereunder and thereunder, have been taken on or prior to the date hereof. This Agreement, the Warrant Amendment and the Refill Warrant, when duly executed and delivered in accordance with their terms, constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Neither the execution and delivery of this Agreement, the Warrant Amendment, the Refill Warrant nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or violation of, any provision of the organizational documents of the Company, (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default under any law, rule, regulation, permit, license, agreement or other instrument of the Company or to which the Company or its property is subject, or (iii) require any consent, approval or authorization of, or notification to, or filing with, any federal, state, local or foreign court, governmental agency or regulatory or administrative authority on the part of the Company.

(d) The Company is unaware of any event which would have caused an adjustment of the Exercise Price prior to the date of this Agreement except as described herein.

(e) Not later than four (4) Business Days after the date of this Agreement, the Company will file a Form 8-K describing the actions undertaken pursuant to this Agreement and terms of this Agreement, and also file a sticker to the registration statement pursuant to which the Warrant Shares are registered.

3. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that:

(a) The Holder is an organization duly organized, validly existing and in good standing under the laws of its jurisdiction organization.

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(b) All corporate action on the part of the Holder necessary for the authorization, execution and delivery of this Agreement and the Warrant Amendment, and the performance of all obligations hereunder and thereunder, have been taken on or prior to the date hereof. This Agreement and the Warrant Amendment when duly executed and delivered in accordance with their terms, constitute the legal, valid and binding obligations of the Holder, enforceable against it in accordance with their terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4. Miscellaneous.

(a) Entire Agreement; Amendment; Waiver. This Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements or understandings between the Parties with respect thereto. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all Parties, or, in the case of a waiver, by the Party waiving compliance. Except as set forth herein, the terms of the Purchase Agreement and Warrant remain in full force and effect.

(b) Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(c) Article IX of the Purchase Agreement is incorporated herein by this reference and made a part hereof with respect to this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date set forth above.

Conversion Labs, Inc.

By:	/s/ Justin Schreiber
Name:	Justin Schreiber
Title:	Chief Executive Officer

Alpha Capital Anstalt

By:
Name:
Title:

[Signature Page of Note Repayment and Warrant Amendment Agreement]

EXHIBIT A

WIRE INSTRUCTIONS